Pricing Supplement No. 3                            Filing Under Rule 424(b)(3)
Dated:  March 3, 1998                                 Registration No. 333-4288
(To Prospectus dated May 7, 1996 and
Prospectus Supplement dated August 1, 1996)

                                  $75,000,000

                               UGI UTILITIES, INC.

                           SERIES B MEDIUM-TERM NOTES

PRINCIPAL AMOUNT:  $15,000,000                    CUSIP: 90269QAF6                   FIXED RATE NOTE:  YES

AMORTIZING NOTE:  YES        NO   X         INDEXED NOTE:  YES        NO   X         FLOATING RATE NOTE: NO
                     ------     -------                       ------     -------
                  (SEE BELOW)                              (SEE BELOW)                     (SEE BELOW)

FIXED RATE NOTES/FLOATING RATE NOTES                             FLOATING RATE NOTES:
   Original Issue Date: March 6, 1998                            Base Rate:
   Interest Rate (if fixed rate): 6.17%                                   CD Rate
     Subject to change before maturity date:                        -----
         Yes     (See Below)  No   x                                      Commercial Paper Rate
            -----                ------                             -----
   Maturity Date: 3/6/2001                                                Federal Funds Rate
   Issue Price (as a percentage of                                  -----
      principal amount): 100%                                             LIBOR (See Below)
   Presenting Agent/Principal: Donaldson, Lufkin & Jenrette         -----
      Commission (%): 0.35%                                               Prime Rate
   Net Proceeds to the Company (%): 99.65                           -----
   Redemption Commencement Date (if any): N/A                             Treasury Rate
   Repayment Dates (if any): N/A                                    -----
   Redemption Price: N/A                                                  Other (See Below)
   Repayment Price: N/A                                             -----
Interest Payment Dates: May 15, Nov 15                           Index Maturity:
   Original Issue Discount Note:                                 Spread (plus or minus):
      Yes:      No:  x                                              Subject to change before maturity date:
          ----     -----                                               Yes     (See Below)   No
      If Yes:                                                             -----                -----
         Yield to Maturity:                                      Spread Multiplier:
         Initial Accrual Period:                                    Subject to change before maturity date:
         OID Default Amount:                                           Yes     (See Below)   No
   Reset of Interest Rate, Spread or                                      -----                -----
      Spread Multiplier:                                         Maximum Interest Rate:
      Yes:    (See Below)  No:  x                                Minimum Interest Rate:
          ----                ------                             Initial Interest Period:
   Any material United States income tax                         Initial Interest Rate:
      consequences of purchasing, holding or                     Interest Reset Periods:
      disposing of the Notes:                                    Interest Reset Dates:
      A/S:  x          Other:                                    Interest Determination Dates:
          ------------       ---------------                     Calculation Dates:  A/S
                                                                 Regular Record Date:  A/S

                              NO ADDITIONAL TERMS

            As of the date of this Pricing Supplement the aggregate initial public offering price of the Notes (as defined in the Prospectus Supplement) which have been sold (including the Notes to which this Pricing Supplement relates) is $55,000,000; and the aggregate initial public offering price of Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $55,000,000. "N/A" as used herein means "Not Applicable", "A/S" as used herein means "As stated in the Prospectus Supplement referred to above."

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION